Equity Joint Venture Contract

of

Yima-SES New Energy Company Ltd

between

Yima Coal Industry (Group) Co., Ltd.

and

Synthesis Energy Systems Investments, Inc.

This Equity Joint Venture Contract (the "Contract") is executed on 11 October 2008 by and between the following Parties:

Yima Coal Industry (Group) Co., Ltd.  (“YMCIG”); and

Synthesis Energy Systems Investments, Inc. (“SES”)

Preamble

The JV Company seeks, in the spirit of economic cooperation and technological exchange, to rely on the industry and market advantages in San Men Xia Henan Province and the amiable investment environment and favorable investment policy in San Men Xia, and to benefit from favorable policies on comprehensive utilization of resources, low quality coal, and the development of clean coal technologies, all of which are highly encouraged by the Chinese government.  The JV Company’s plant will use advanced equipment, technology and management systems to produce synthesis gas in an economical and environmentally friendly manner.  The JV Company seeks satisfactory economic returns through quality and price competitiveness.

Chapter I

General Principles

YMCIG and SES have entered into this Contract in the spirit of equality and mutual benefit through friendly consultations and in accordance with the "Law of the People's Republic of China on Equity Joint Ventures", the "Detailed Rules for the Implementation of the Law of the PRC on Sino-Foreign Co-Equity Joint Ventures", and other Chinese laws and regulations.

Chapter II

Parties to the Contract

Article 1

The parties to this Contract (the “Parties” or a “Party”) are:

Yima Coal Industry (Group) Co., Ltd. a limited company incorporated in accordance with the laws of the People's Republic of China, with its registered address at Qian Qiu Road, Yima City, Post Code: 472300, Henan Province, China.

Legal Representative (Nationality): Wu Yu Lu (PRC)

Synthesis Energy Systems Investments, Inc. a company incorporated in accordance with the laws of Mauritius, with its registered address 3/F Amod Building, 19 Poudriere Street, Port Louis, Mauritius,

Legal Representative (Nationality):  Donald P. Bunnell (USA)

SES – YMCIG EJV – INITIALLING VERSION

Chapter III

Equity Joint Venture

Article 2

 Yima-SES New Energy Company Ltd (the “JV Company”) shall be an equity joint venture company formed by Yima and SES in accordance with the provisions of the "Law of the PRC on Sino-Foreign Equity Joint Ventures" and other Applicable Laws.

Article 3

The name of the JV Company shall be [XX] in Chinese and SES – YMCIG New Energy Company Ltd in English.

The legal address of the JV Company shall be at Henan Province, Yima City, Post Code: 472300.

Article 4

All activities of the JV Company shall be in compliance with Chinese Laws.

Article 5

The JV Company shall adopt the organizational form of a limited liability company with independent legal person status, carry out independent business accounting and enjoy benefits or assume losses on its own. The Parties hereto shall distribute profits in accordance with the terms set forth herein and shall bear risks and losses to the limit of their respective contributions to the registered capital of the JV Company.

Chapter IV

Purpose, Business Scope and Scale

Article 6

The aims of the Parties to the JV Company are: to adapt to the industrial development of the Henan Province; to meet the requirements for increasing clean energy; to make use of high ash long-flame coal available from YMCIG; and utilize the U-Gas® gasification technology from Synthesis Energy Systems, Inc in order to enable the Parties to obtain satisfactory economic benefits utilizing environmentally-friendly methods.

Article 7

The business scope of the JV Company is: to produce and sell coal gasification products and by-products.

Article 8

The production scale of the JV Company will be the production of approximately 5 million Ncum/day of synthesis gas.

Chapter V

Total Investment, Registered Capital, Form of Investment and Financing of the JV Company

Article 9

The total investment in the JV Company shall be RMB 610,000,000.

Article 10

The registered capital of the JV Company shall be 50 percent of the project’s actual total investment.

(1)

SES shall contribute USD cash as its registered capital contribution to the JV Company equal to 49% of the JV Company’s registered capital for a 49% Ownership Share in the JV Company; and

(2)

YMCIG shall contribute RMB cash as its registered capital contribution to the JV Company equal to 51% of the JV Company’s registered capital for a 51% Ownership Share in the JV Company.

SES – YMCIG EJV – INITIALLING VERSION

Article 11

Before the JV Company is established, the Parties will make an application to the relevant branch of SAFE to open a special account.  Once the account is opened, the Parties shall inject capital into the account in proportion to their respective Ownership Shares as Pre-operating Expenses and such capital shall be reimbursed to the Parties within 90 days of the establishment of the JV Company.

Article 12

The Parties’ registered capital will be contributed in separate instalments.  A first instalment of 20% of the registered capital will be made by the Parties within thirty (30) days of the date of issuance of the business license of the JV Company.  Further instalments will be contributed within two (2) years of the date of issuance of the business license of the JV Company, as required by the Plant’s construction schedule (such funds to be contributed 30 days prior to the needs of the JV Company’s construction schedule), or sooner as may be required by the JV Company’s Project Debt provider.

Article 13

The Parties shall appoint an accounting firm recognized by the Parties and registered in China to verify each Party’s registered capital contributions and issue verification reports with respect to such contributions.

Article 14

Unless otherwise agreed by both Parties and approval is obtained from the Relevant State Agencies:

(1)

the JV Company shall not reduce its registered capital during the Term;

(2)

neither Party shall transfer any of its Ownership Share save as permitted pursuant to Article 18.

Article 15

Subject to the approval by the original examination and approval authority, any increase or decrease in the registered capital of the JV Company shall require the unanimous approval of the Board of Directors, and formalities for the alteration of registration with the original registration office shall be undertaken.

Article 16

(1)

The difference between the total investment of the JV Company and the registered capital of the JV Company from time to time (the "Project Debt") shall be financed by way of bank loans or other forms of security as the Board of Directors may unanimously approve in accordance with Article 24(2) ..  Each Party shall

(2)

If the JV Company fails to obtain the Project Debt as outlined in Article 16(1), YMCIG hereby agrees to provide corporate guarantees or other security as may be required by the relevant Chinese bank in respect of such debt financing in order for the JV Company to obtain such Project Debt.  SES shall pledge its Ownership Share in the JV Company (the "Pledge") to YMCIG as security for any liabilities or obligations assumed by YMCIG (the "Secured Obligations") pursuant to any corporate guarantees provided by it on such terms as has been mutually agreed between the Parties pursuant to the share pledge agreement and in accordance with Chinese Law.

(3)

Neither Party may mortgage its Ownership Share to a third party without the prior written consent of the other Party.

SES – YMCIG EJV – INITIALLING VERSION

Chapter VI

Transfers of Ownership Share

Article 17

(1)

Where a Party wishes to make any transfer of part or all of its Ownership Share, it shall obtain the prior approval of the Board of Directors and such transfer shall take effect only after approval has been given by the original examination and approval authority.

(2)

Subject to Article 18(1), if either Party (the "Transferring Party") proposes to transfer part or all of its Ownership Share to a third party, the other Party (the "Other Party") shall have the right of first refusal in purchasing such Ownership Share at the same terms and conditions as offered by the Transferring Party to that third party. The Transferring Party shall provide a written notice to the Other Party, specifying the terms and conditions to the proposed transfer of such Ownership Share. If the Other Party fails to exercise its right of first refusal with respect to such Ownership Share within fifteen (15) days of receipt of the written notice, then, the Transferring Party may opt to sell such Ownership Share to any third party under the same terms and conditions; provided that if such transfer has not occurred within sixty (60) days of the receipt by the Other Party of the Transferring Party’s notice, such notice shall be deemed ineffective.

(3)

any transfer by the Transferring Party of its Ownership Shares shall not result in less than 25% foreign ownership in the JV Company, unless otherwise agreed by the Other Party.

Chapter VII

Responsibilities of the Parties

Article 18

The Parties shall be respectively responsible for the following matters:

Responsibilities of YMCIG:

(1)

Providing its registered capital contribution to the JV Company in accordance with the stipulations of this Contract;

(2)

Assisting the JV Company to obtain all necessary approvals and permits from the Relevant State Agencies to bring about the effectiveness of this Contract, the Articles of Association and the Other Project Documents of the JV Company and to enable the Parties and the JV Company to perform the responsibilities under all the above documents;

(3)

Assisting the JV Company to obtain its Business License from the State Administration for Industry and Commerce or from the institutions authorized thereby;

(4)

Assisting the JV Company to obtain all necessary consents, approvals or licenses;

(5)

Assisting the JV Company to apply for and obtain tax preference or exemption, value added tax rebates for gangue projects, and other preferential policies or

SES – YMCIG EJV – INITIALLING VERSION

tax treatment for investment which the JV Company is entitled to pursuant to Chinese national, provincial or local laws, regulations and policies;

(6)

Assisting the JV Company to apply for in a timely manner and obtain all documents required for the contractor under the construction contract to start and complete construction of the Plant;

(7)

Assist to raise financings, and in particular, to liaise with Chinese banks, to structure the relevant financing plan and to review the relevant financing documentation;

(8)

Assisting the JV Company to undergo all formalities for the import of necessary machines and equipment, raw materials and goods, and helping the JV Company to arrange for domestic transportation;

(9)

Performing its obligations under this Contract and the Other Project Documents; and

(10)

Handling other matters entrusted to it by the JV Company.

Responsibilities of SES:

(1)

Providing its registered capital contribution to the JV Company in accordance with the stipulations of this Contract;

(2)

Performing its obligations under this Contract and the Other Project Documents (including without limitation delivering the U-Gas® system technology license to the JV Company in accordance with Technology License Agreement, subject to the execution thereof by the parties thereto);

(3)

Assisting the JV Company to obtain all necessary approvals and permits from the Relevant State Agencies to bring about the effectiveness of this Contract, the Articles of Association and the Other Project Documents of the JV Company and to enable the Parties and the JV Company to perform the responsibilities under all the above documents;

(4)

Assisting the JV Company with the design and construction of the gasification plant; Assisting the JV Company to obtain its Business License from the State Administration for Industry and Commerce or from the institutions authorized thereby;

(5)

Assisting the JV Company to obtain all necessary consents, approvals or licenses to enable the JV Company to obtain sufficient foreign exchange required for performing all its foreign exchange obligations, and for purchasing foreign exchange and remitting it abroad;

(6)

Assisting the JV Company to apply for and obtain tax preference or exemption, VAT rebates for gangue project, and other preferential treatment for investment which the JV Company is entitled to pursuant to Chinese national or local laws, regulations and policies; and

(7)

Handling other matters entrusted to it by the JV Company.

SES – YMCIG EJV – INITIALLING VERSION

Chapter VIII

Commodity Purchase

Article 19

The JV Company shall be responsible for the operation of the Plant and the sales of the Plant’s products.

Article 20

The JV Company shall seek to sell the plant’s fly ash, hydrogen, elemental sulphur, argon and other by-products.

Article 21

The JV Company shall purchase coal from the Yaojin mine pursuant to the Coal Purchase Contract.

Chapter IX

Board of Directors

Article 22

The Board of Directors shall be the highest authority of the JV Company ("Board of Directors"). The Board of Directors shall be composed of eight (8) directors.  From the date of issuance of the Business License of the JV Company until the end of the Term, four (4) directors shall be appointed by SES, and four (4) by YMCIG.  The position of the Chairman shall be appointed by YMCIG, and the Vice Chairman shall be appointed by SES.  The term of office of the Chairman, the Vice Chairman and each director of the Board of Directors shall be four (4) years.

Article 23

The term of each director of the Board of Directors shall commence on the date of issuance of the Business License of the JV Company.  In case of any vacancy in the Board of Directors due to the retirement, resignation, sickness, disability or death of any director, or the removal of any director by the appointing Party, the Party which made the original appointment shall appoint a replacement for the remaining term of office of such director.

Article 24

(1)

The Board of Directors shall decide all the major matters (as defined by the JV Company’s articles of association) of the JV Company, and conduct overall supervision on the business activities of the JV Company.

(2)

Decisions on the following matters shall be made only with the unanimous approval of each director attending in person or by proxy a duly convened Board of Directors meeting:

(a)

any amendment to the Articles of Association of the JV Company;

(b)

any increase or decrease in the registered capital of the JV Company or the total investment made by the JV Company;

(c)

the change of form of organization of the JV Company through merger, division or consolidation with another economic entity;

(d)

the termination, early termination, liquidation or dissolution of the JV Company, except in the case of termination contemplated under Article 60 of this Contract in which case no unanimous approval is required;

(e)

any mortgage of any assets of the JV Company; and

(f)

the JV Company providing any financial guarantee to any third party

SES – YMCIG EJV – INITIALLING VERSION

(3)

In the event that the Board of Directors fails to reach an agreement due to any reason on a matter requiring unanimous approval of all the directors, the matter shall be resolved in accordance with the Dispute Resolution Procedure.

(4)

All matters except those set forth in Article 27(2) shall be decided by a simple majority of the directors attending in person or by proxy a Board of Directors meeting.

(5)

The Chairman of the Board of Directors shall be the legal representative of the JV Company.  In the event that the Chairman is unable to perform his duties, the Vice Chairman or any other director shall be authorized by the Chairman to temporarily act on his behalf.

(6)

The Board of Directors shall hold a meeting at least twice a year, to be called and presided over by the Chairman.  A special Board of Directors meeting shall be called by the Chairman at the request of at least three directors. Minutes of each Board of Directors meeting shall be kept on file. Notices of such Board of Directors meetings shall be provided in writing at least 15 days prior to the date of such meeting.  If proper notice is given and a Party does not send enough directors to constitute a quorum as outlined in paragraph (7) below, then the Chairman may provide a second notice of such meeting in writing at least five (5) days prior to the date of such meeting.

(7)

The quorum for a Board of Directors meeting shall be six (6) directors comprising not less than three (3) of the directors appointed by each Party.  If proper notice of a Board of Directors meetings is given and a quorum can not be formed because a Party’s director(s) do not attend, then a second notice of such meeting may be given pursuant to paragraph (6) above and a quorum shall be deemed to exist even if such Party again fails to send the requisite number of directors to form a quorum.

Article 25

The meeting of the Board of Directors shall be held in principle at the legal address of the JV Company.

Chapter X

Operation and Management Office

Article 26

The JV Company shall establish an operation and management office, to be responsible for the operation of the JV Company.    The operation and management office shall have one General Manager who shall be nominated by SES, one Deputy General Manager for Commercial Operations and External Relations who shall be nominated by YMCIG, and one Deputy General Manager for Technical and Plant Operations who shall be nominated by SES.  The General Manager, Deputy General Manager for Commercial Operations and External Relations, and Deputy General Manager for Technical and Plant Operations shall be appointed (and may be removed) by the Board of Directors.  A director may hold concurrently the position of General Manager and that of another senior officer.

Article 27

The General Manager shall make the organizational structure plan formulated on the basis of the actual production and operation of the JV Company, and submit such plan to the Board of Directors for approval.  The JV Company shall have one Chief Financial Officer who shall be nominated by YMCIG, and one Vice Chief Financial Officer who shall be nominated by SES.  .  Both Parties shall

SES – YMCIG EJV – INITIALLING VERSION

have the right to recommend other management and finance personnel deemed appropriate at their own discretion and such personnel shall be appointed by the Board of Directors.

Article 28

The General Manager shall be responsible for the implementation of Board of Directors resolutions and shall organize the daily management and operation of the JV Company.  The General Manager shall maintain contact with the Board of Directors, and submit to the Board of Directors at the Board of Directors’ request reports on any material changes affecting the business operation or business prospects of the JV Company. The Deputy General Manager for Commercial Operations and External Relations, and the Deputy General Manager for Technical and Plant Operations shall assist the General Manager in his work.

Either Party shall be entitled to appoint, at its own cost, an additional auditor to the JV Company, who may audit the JV Company's financial receipts, payments and accounts (provided that such auditor shall be an external certified auditor being registered and licensed to practice in the PRC).

Article 29

The Parties hereby acknowledge and agree that the Parties, and shall ensure the officers and employees of the JV Company, will observe in a strict manner all Applicable Laws including all anti-corruption regulations, and have not made and will not make directly or indirectly, any payment or present any valuable gifts to any government officials for the purpose of obtaining or retaining business.

Article 30

In the event that the Chairman, Vice Chairman, any director, the General Manager, the Deputy General Manager, the Chief Financial Officer, the Vice Chief Financial Officer, the Plant Operations Manager or any other employee is found (i) to be engaged in any business activities other than those of the JV Company, which compete with the JV Company; (ii) to intentionally harm the interest of the JV Company; and such act causes damages to the JV Company; or (iii) to profiteer or be in serious breach of his duties, the JV Company shall have the right to dismiss such person from his position, and demand compensation therefrom for such economic losses.

Chapter XI

Purchase of Equipment

Article 31

  The Board of Directors shall approve which equipment is required to be imported, and the vendors for such equipment shall be determined through a competitive bidding process.  All such equipment may be exempted from VAT and import duty in accordance with applicable law.

Chapter XII

Preparation and Construction

Article 32

During the preparation and construction period of the JV Company, a preparation and construction office shall be established under the Board of Directors. The JV Company may utilize SES’s resources and expertise to organize and manage the preparation and construction of   gasification plant, as agreed by the Board of Directors.

Article 33

It is the responsibility of the preparation and construction office to review and examine the engineering design, assess the construction contracts for the Project, organize the procurement, inspection and acceptance of the relevant equipment and materials, formulate the construction milestone schedule, prepare the capital investment plan, control the finances for the engineering works,

SES – YMCIG EJV – INITIALLING VERSION

make construction payments upon final settlement, formulate the relevant administrative measures, and maintain and file documents, drawings and materials during the construction period.

Article 34

The JV Company shall establish several groups within the preparation and construction office in charge of project management, construction, procurement and technology

Article 35

The preparation and construction office shall be dissolved pursuant to the approval of the Board of Directors, after the completion of the construction of the Plant and the ancillary distribution engineering works and the completion of the taking over procedures.

Article 36

The Parties shall form a design and construction coordination group to assist the work of the preparation and construction office.

Chapter XIII

Labor Management

Article 37

The employees of the JV Company shall have the right to establish a labor union organization and carry out labor union activities in accordance with the provisions of the "Labor Union Law of the People's Republic of China". The JV Company shall set aside and use labor union funds in accordance with Applicable Laws.

Article 38

Matters regarding recruitment, employment, dismissal, wage, labor insurance and labor protection, and welfare benefits, as well as awards and disciplinary actions, shall be implemented in accordance with the relevant PRC labour laws and regulations, and shall be set forth in the labor contracts. All such labor contracts shall be filed by the JV Company at the Relevant State Agencies for labor administration.

Article 39

Matters of remuneration, social insurance, welfare and the standards for business travel expenses for the management of the JV Company shall be approved at the meeting of the Board of Directors.

Chapter XIV

Profit Distribution; Risks and Losses

Article 40

Unless otherwise provided herein, during the Term, the Parties shall share the profits of the JV Company in proportion to their respective Ownership Shares.

The JV Company shall distribute to the Parties not less than ninety percent (90%) of the Distributable Profits (the "Minimum Distribution") every year during each fiscal year of the Term according to each Party’s contribution to the JV Company’s registered capital contribution.  Distributable Profits shall be distributed to the Parties within thirty (30) days of a Board of Directors resolution for the distribution of such Distributable Profits to the Parties.  Each Party shall procure that its Directors shall vote in favour of a resolution of the Board of Directors approving the distribution of the Minimum Distribution to the Parties.

Article 41

Any losses of the JV Company from previous years shall be recovered from the profits of the JV Company in the current year before making any distribution to the Parties. If the amount of profits is insufficient to recover such losses, the Reserve Fund shall be utilized for such recovery.

SES – YMCIG EJV – INITIALLING VERSION

Chapter XV

Taxation, Financial Accounting, Audit,
Bank Account and Foreign Exchanges

Article 42

The JV Company shall pay all applicable taxes in accordance with Applicable Laws.

Article 43

The staff and workers of the JV Company shall pay their individual income tax in accordance with the provisions of the "Individual Income Law of the People's Republic of China".

Article 44

The JV Company shall allocate funds to the Three Funds in accordance with the provisions of the "Law of the People's Republic of China on Sino-Foreign Equity Joint Ventures". The annual allocation of funds to the Three Funds shall be determined by the Board of Directors.

The Reserve Fund may be used for the reduction of any losses and for making up any shortage of the Enterprise Expansion Fund of the JV Company; the Employee Welfare and Bonus Fund may be used for the payment of bonuses and the collective welfare of the staff and workers; and the Enterprise Expansion Fund of the JV Company may be used for the expansion, improvement and maintenance of the production facilities of the JV Company.

Article 45

The first fiscal year of the JV Company shall commence on the date of the issuance of the JV Company’s business license and end on December 31 of the same year.  Afterwards, the fiscal year shall begin on January 1 and end on December 31 of each year. All financial statements, reports and accounting books shall be written in Chinese and English.  If necessary, either Party shall be entitled to examine (on its own or through an agent) the financial & accounting report, the accounting books and other records of the JV Company during normal office hours, and, if necessary, to make copies thereof and the Parties shall not disclose such accounting or related records to third parties unless and such third parties are under an obligation of confidentiality with the JV Company. The expenses of such examination shall be borne by such Party. Such examination shall not interfere with the normal operation of the JV Company. The JV Company shall draft a report each quarter, which shall be submitted to the Parties. The contents of such report shall include the total synthesis gas, steam and fly ash output generated by the Plant, the revenues and expenditures of the JV Company and the situation regarding spare capacity and the efficiency of the Plant, in the previous quarter.

Article 46

The Board of Directors of the JV Company shall engage an internationally recognised accounting firm registered in China to act as its independent auditor, who shall carry out its duties in accordance with Applicable Laws and applicable accounting standards.  Such accounting firm shall conduct annual examinations and audits of financial statements of the JV Company and issue relevant certificates and reports. In addition, such accounting firm shall assist in the formulation of the JV Company’s annual financial statements and shall jointly examine, verify and sign-off on such annual financial statements, and any other relevant documents, certificates, reports and statements.

Within two (2) months of the commencement of each fiscal year, the General Manager shall organize and produce a balance sheet, a profit and loss statement for the previous fiscal year and a proposal for profit distribution, which shall be submitted to the Board of Directors for examination and approval.

Article 47

The JV Company shall use RMB as its standard accounting currency. The JV Company shall open USD and RMB accounts. All matters of the JV Company concerning foreign exchange shall be conducted in accordance with the relevant stipulations of the "Regulations on Foreign Exchange Control of the People's Republic of China". All foreign exchange obtained by the JV Company through conversion of its RMB revenue shall be directly deposited into the JV Company’s USD account. All

SES – YMCIG EJV – INITIALLING VERSION

foreign exchange expenditures of the JV Company as well as the return on investment and profits payable by the JV Company to SES shall be drawn from such USD account.

Chapter XVI

Construction, Operation, Management
and Supply of Fuel of the Project

Article 48

The JV Company may employ one or more construction contractor(s) to construct the project.

The Board of Directors shall be entitled to appoint an independent supervising engineer to oversee the performance of the relevant contractors and sub-contractors under the construction contract. In addition, each Party shall be entitled to appoint a site representative engineer, whose responsibilities shall include the monitoring of construction, staff training and health and safety matters and supervise commissioning and relevant testing of the Plant.

Article 49

The Parties shall jointly appoint one or more design institutes to carry out engineering design for the Project.

Chapter XVII

Term, Termination and Liquidation

Article 50

The term of the JV Company (the “Term”) shall commence from the issuance of the business license and end thirty (30) years after the Commercial Operation Date of the Plant.  Subject to complying with Applicable Laws, upon the recommendation of the Board, the Parties may apply, at least six (6) months prior to the expiry of the Term, to the original examination and approval authority for an extension of the Term.

Article 51

This Contract shall lapse at the expiry of the Term, unless it is terminated earlier in accordance with the provisions of 3.

Article 52

At the expiry of the Term or upon earlier termination in accordance with 3, the liquidation of assets of the JV Company shall be conducted in accordance with Applicable Laws and the Articles of Association.

Article 53

If the other Party shall commit any material breach of its obligations under this Contract and, if remediable, shall fail to remedy such breach with ninety (90) days from the date of the notice by one Party to the other party of such breach, such breaching party shall be liable under the law,  of In the event of a material breach by a Party of its obligations under this Contract either which is incapable of remedy or which, if remediable, that Party fails to remedy within the applicable period set out in paragraph 2 of Exhibit IV, then the other Party may exercise the Default Call Option.  In the event the other Party does not exercise the Default Call Option within the applicable period,  the Default Call Option shall lapse and either Party shall have the right to issue a Notice of Termination.  Each Party acknowledges and agrees that its entire rights and remedies in respect of any material breach by the other Party are the exercise of the Default Call Option or issue of the Notice of Termination in accordance with this Article 53.

SES – YMCIG EJV – INITIALLING VERSION

Chapter XVIII

Change in Law

Article 54

If the economic benefits to a Party under this Contract are materially affected after the date of execution of this Contract as a result of either a change in Applicable Laws or the adoption of any new Applicable Laws, the JV Company shall follow such change in Applicable Law and the Parties shall consult promptly with each other and amend this Contract and the Other Project Documents as are required so as to put that Party back to the position had the relevant change or adoption not occurred. Notwithstanding the above provision and in the event the change in law is not of a mandatory nature, the Parties are not required to so amend if to do so would materially prejudice the interests of the other Party.

Chapter XIX

Force Majeure

Article 55

In the event that the performance of this Contract is directly affected or that the Contract cannot be performed in accordance with the agreed-upon terms and conditions due to a Force Majeure event,  the Party affected by the above Force Majeure events shall do its utmost to reduce the damages to the lowest extent, notify the other Party of the situation resulting from such events, and provide a detailed report on the Force Majeure event together with a valid document evidencing the reasons for which this Contract cannot be performed fully or partially or why performance must be delayed within fifteen (15) days of the occurrence of such Force Majeure event. Such documents shall be issued by the notary public organization or the Relevant State Agencies at the location in which such Force Majeure event occurred. The Parties shall hold discussions and consultations to decide whether this Contract shall be terminated, whether the affected Party shall be fully or partially exempted from the responsibility to perform this Contract or whether the affected Party shall be given an extension of the Term.

Chapter XX

Applicable Laws

Article 56

(1)

The execution, effectiveness, interpretation, performance of this Contract and the settlement of disputes shall be governed by PRC law; and

(2)

The JV Company and the Parties shall try their best to obtain favorable tax treatment, preferential investment treatment and other preferential interests and benefits promulgated after the execution of this Contract in addition to those stipulated by this Contract.

Chapter XXI

Settlement of Disputes

Article 57

Any dispute, difference or claim arising out of or in connection with this Contract, including (a) any question regarding its existence, validity or termination and (b) any failure by the Board to achieve unanimity where it is required to do so by this Contract or the Articles of Association (each a “Dispute”) shall be resolved in accordance with the dispute resolution procedure set out in Article 58 to Article 61 inclusive (the "Dispute Resolution Procedure").  All negotiations connected with the Dispute

SES – YMCIG EJV – INITIALLING VERSION

shall be conducted in strict confidence and without prejudice to the rights of the Parties in any future legal or arbitral proceedings.

Article 58

All Disputes shall, in the first instance, be referred by either Party (upon notice to the other Party) to the Chief Executive Officers of both Parties.  A Dispute referred in this manner should be discussed at a meeting between the Parties' respective Chief Executive Officers to be held as soon as reasonably practicable after the date of the Escalation Notice and at which the Parties' respective Chief Executive Officers shall attempt in good faith to resolve the Dispute as soon as possible in a manner satisfactory to both Parties.  The joint and unanimous decision of the Parties' respective Chief Executive Officers as recorded in writing and signed by them shall be binding on the Parties.

Article 59

If the Dispute cannot be resolved by the Parties' respective Chief Executive Officers within a maximum of thirty (30) days (or such other period as the Parties may agree in writing) after it has been referred to them under Article 58, then the Dispute shall be referred to arbitration in accordance with Article 60.

Article 60

Any Dispute which has not been resolved by the Parties within the time period referred to in Article 66 shall be referred on application by either Party to CIETAC and shall be determined by arbitration in accordance with the provisions of this Article 60:

(1)

any such arbitration shall be conducted in accordance with the CIETAC Arbitration Rules and the provisions of this Article 60;

(2)

the arbitration tribunal shall consist of three arbitrators, one appointed by SES, one by YMCIG and the third arbitrator (the “Presiding Arbitrator”) appointed by agreement between the Parties, or, if the Parties cannot agree, by the Chairman of CIETAC, subject to the criteria set out in sub-Article (5) below;

(3)

the Presiding Arbitrator may not be (i) a national of the PRC or of the United States of America or (ii) a permanent resident or citizen of the Hong Kong Special Administrative Region or Macau Special Administrative Region or Taiwan Province, and if either of the Parties fails to appoint an arbitrator within the time specified in  the CIETAC Arbitration Rules, the Chairman of CIETAC shall make such appointment in accordance with the criteria agreed herein;

(4)

the place of arbitration shall be Shanghai and the arbitration shall be conducted in the English and Chinese languages;

(5)

any arbitral award shall be final and binding;

(6)

the costs of the arbitration, the arbitration fees and the liability for other expenses shall be borne by the losing Party, unless otherwise determined by the arbitration tribunal.

(7)

each Party undertakes that it will fully perform the final arbitral award;

(8)

each Party waives any right to contest the jurisdiction of CIETAC to hear and to determine any arbitration begun pursuant to this Article 60; and

(9)

(9)  during the Dispute Resolution Procedure, both Parties shall continue to comply with    their obligations under this Contract.

Article 61

During the Dispute Resolution Procedure, except for the relevant matter(s) relating to the arbitration, the Parties shall continue to exercise their respective rights under this Contract, and continue to perform their respective obligations.

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Chapter XXII

Language

Article 62

This Contract and its Exhibits shall be written in Chinese and English and both versions have equal legal effect, and if there are any discrepancies between the two language versions the Chinese version shall prevail.  This Contract shall be executed in five (5) counterparts: one (1) counterpart for each Party, one (1) for the original examination and approval authority, one (1) for the relevant Administrative Departments of Industry and Commerce, and one (1) for the JV Company for filing.

Chapter XXIII

Effectiveness and Confidentiality of Contract and Miscellaneous

Article 63

This Contract shall be executed by the legal representatives of the Parties (or representatives authorised by the Parties) and reported to the relevant approval authority. The Contract shall enter into force as of the approval date.

Article 64

 Confidentiality

Should either party provide Confidential Information to the other party (the “Receiving Party”), the Receiving Party hereby agrees to keep in confidence all Confidential Information disclosed and shall not disclose to any third party, use for any unauthorized purpose, or copy any Confidential Information for any purpose without first obtaining written permission from the Disclosing Party.

Article 65

The JV Company shall, at its own expense procure necessary insurance. The coverage, insurance amount and insurance period shall be determined by the Board of Directors of the JV Company.

Article 66

Any amendment to this Contract shall be agreed upon by the Parties in writing, and shall come into force upon approval by the original examination and approval authority.

Chapter XXIV

Representations, Warranties and Indemnity

Article 67

Each of the Parties represents and warrants to the other Party that:

(10)

it is established under the laws of its country of incorporation with effective legal status and possesses full power and authority to enter into this Contract and to perform its obligations hereunder; and

(11)

the execution and performance of the terms of this Contract will not contravene or constitute a default under its constitution documents or any other agreement or document by which it is bound or any law or regulation to which it is subject.

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Chapter XXV

Notices

Article 68

Notices or other communication required to be given to either Party or to the JV Company shall be given by registered mail, express mail or facsimile to the following addresses or such other addresses as designated by the Parties from time to time:

To YMCIG:

Address:

Yima City, Qian Qiu Road, Post Code: 472300, Henan Province, China

Fax:

(86) 398-5898906

For the attention of:

Wang Lan Fu

To SES:

Address:

Synthesis Energy Systems Investments, Inc, 526 Pine City Center, 777 Zhao Jia Bang Road, Shanghai China, Post Code: 200032

Fax:

(86-21) 6422-0869

For the attention of:

Huang Da Li

Notices given to YMCIG by registered mail or facsimile shall be written in Chinese, and notices given to SES by registered mail or facsimile shall be written in Chinese or English. Notices shall be deemed to have been effectively given under the following circumstances:

(1)

Notices given by express delivery shall be deemed effective when recipient signs for the delivery at the designated address;

(2)

Notices given by registered mail shall be deemed effective on the seventh day after the date on which they were sent by registered airmail, postage prepaid (as indicated by the postmark).

(3)

Notices given by facsimile transmission shall be deemed effective on the first business day (at the location of the recipient) following the date of transmission, if confirmed.

Chapter XXVI

Miscellaneous

Article 69

The definitions given in Exhibit I shall apply to this Contract.

Article 70

Entire Agreement. This Contract and the Other Project Documents constitute the entire understanding between the Parties with respect to the subject matter of this Contract and the Other Project Documents and supersede all previous written and oral understandings and agreements with respect to the subject matter; neither Party shall have relied upon any representations or warranties, whether express or implied, other than those made in this Contract.

Article 71

Binding Effect of the Contract: the terms of this Contract shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. The provisions of

SES – YMCIG EJV – INITIALLING VERSION

this Contract, whether express or implied, are not intended to, nor shall give any others any form of rights, interests or remedies hereunder or arising herefrom.

Article 72

Postponement and Waiver. To the extent permitted by Applicable Laws, the postponement or failure of a Party to exercise any accumulated rights, power or remedies arising as a result of any default by the Other Party hereunder shall not be construed as a waiver to pursue such default or as a tacit consent to such default, and a waiver to pursue any single default shall not be construed as a waiver to pursue other prior or future defaults.

This Contract is executed on 11 October 2008 in San Men Xia City, Henan Province, PRC by the legal representatives (or their authorized proxies) of the Parties.

Yima Coal Industry (Group) Co., Ltd.		Synthesis Energy Systems Investments, Inc.
By:	/s/ Zhai Yuan Tao	By:	/s/ Donald P. Bunnell
	Name: Zhai Yuan Tao Title: General Manager		Name: Donald P. Bunnell Title: Authorized Representative

SES – YMCIG EJV – INITIALLING VERSION

Exhibit I

Definitions

 “Applicable Laws” mean the laws, regulations, provisions, rules of the PRC (including:  provincial or municipal laws, regulations, provisions, rules or any conditions attached to any necessary approvals or consents).

“Articles of Association” means the articles of association of the JV Company.

“Board of Directors” shall assume the meaning assigned to it under Article 22.

“Business License” means the business license of the JV Company to be issued by the local Administration for Industry and Commerce following the signing by the Parties and the approval by the relevant approval authority of this Contract.

“CIETAC” means the China International Economic and Trade Arbitration Commission.

“CIETAC Arbitration Rules” means the arbitration rules for the time being of CIETAC.

 “Coal Purchase Contract” means

“Confidential Information” means confidential or proprietary technical, financial, marketing, manufacturing, distribution and other business information trade secrets, and know-how including, without limitation, concepts, techniques, processes, methods, systems, designs, drawings, cost data, computer programs, formulas, development and experimental work, work in progress, customers, partners or potential partners and suppliers and any information received from others for which there is an obligation of confidentiality.

"Contract" means this joint venture contract and all preamble, recitals and Exhibits hereto.

"Control" means in relation to a company the ability to exercise, or direct the exercise of, greater than half of the voting power at any meeting of the shareholders or board of directors of that company (and "Controls", "Controlled" shall be construed accordingly.

"Default Call Option" means the call option arising on default, details of which are set out in Exhibit IV.

“Deferred Assets” mean any assets which would in accordance with generally accepted accounting standards in the PRC be considered as deferred assets.

 “Dispute” has the meaning given in Article 57.

“Dispute Resolution Procedure” has the meaning given in Article 57.

“Distributable Profits” for a given year or half year mean the profits (subject to Article 48) distributable to the Parties hereunder after deduction of the following items from the total revenue of the JV Company in any given year or half year:

(1)

all costs of the JV Company (including but not limited to operating and financing costs);

(2)

all taxes or reserves for taxes payable by the JV Company; and

(3)

all amounts to be credited to the Three Funds of the JV Company.

“Enterprise Expansion Fund” shall assume the meaning as assigned to it in the “Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures”.

“Employee Welfare and Bonus Fund” shall assume the meaning as assigned to it in the “Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures”.

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“Fixed Assets” mean any assets which would in accordance with generally accepted accounting standards in the PRC be considered as fixed assets.

“Intangible Assets” mean any assets which would in accordance with generally accepted accounting standards in the PRC be considered as intangible assets.

“Other Project Documents” means the various contracts and agreements in connection with the Project, including but not limited to the  Technology License Agreement, R&D Agreement, 2 other JV Contracts, share pledge agreement, technical and commercial non-disclosure agreement, coal supply and purchase agreement, syngas sales and purchase agreement, and utilities sales and purchase agreement.

“Ownership Share” means a Party’s percentage of the registered capital actually contributed by such Party to the JV Company, as outlined in Article 10.

“PRC” or “China” means the People’s Republic of China and "Chinese" shall be construed accordingly.

“Pre-operating Expenses” means any expenses which would, in accordance with generally accepted accounting standards in the PRC, be considered as pre-operating expenses.

“Relevant State Agencies” mean the PRC Government, the Henan Provincial People’s Government, the San Men Xia City People’s Government, Yima City People’s Government, any ministry, department, political sub-division, instrumentality, agency, company, corporation, government undertaking or commission under the direct or indirect control of the PRC Government, the Henan Provincial People’s Government, the San Men Xia City People’s Government, Yima City People’s Government  or any political sub-division of them.

“Reserve Fund” shall assume the meaning as assigned to it in the “Law of the People’s Republic of China on Sino-Foreign Equity Joint Ventures”.

“RMB” means the Renminbi, the lawful currency of the PRC.

"SAFE" means the State Administration of Foreign Exchange.

“SES” means Synthesis Energy Systems Investments, Inc.

"Technology License Agreement" means the technology license agreement to be made between Synthesis Energy Systems, Inc. (the ultimate parent company of SES and the legal owner of the U-Gas technology license) and the JV Company.

“Term” shall assume the meaning assigned to it under Article 50.

“Three Funds” mean the Reserve Fund, Employee Welfare and Bonus Fund and Enterprise Expansion Fund of the JV Company.

 “USD” means the United States Dollar, the lawful currency of the United States of America.

“YMCIG” means Yima Coal Industry (Group) Co., Ltd.

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